Exhibit 99.6

Consent

I, Peter Smitham, hereby consent to being named in the joint proxy statement/prospectus included in the Registration Statement on Form F-4 filed by NXP Semiconductors N.V. (“NXP”) (including any amendments to such Registration Statement) in connection with the Agreement and Plan of Merger, dated as of March 1, 2015, among NXP, Nimble Acquisition Limited and Freescale Semiconductor, Ltd. as a person who will become a director of NXP.

/s/ Peter Smitham
Peter Smitham

Dated: May 5, 2015

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